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                                                                   EXHIBIT 10.5

                              AMENDMENT NUMBER NINE
                                     TO THE
                       HARRIS CORPORATION RETIREMENT PLAN

                  WHEREAS, Harris Corporation, a Delaware corporation (the "Corporation"), has heretofore adopted and maintained the Harris Corporation Retirement Plan, as amended and restated effective January 1, 2003 (the "Plan");

                  WHEREAS, the Corporation, by action of the Management Development and Compensation Committee of the Corporation's Board of Directors (the "Compensation Committee"), has the authority to amend the Plan pursuant to
Section 17.1 of the Plan;

                  WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the "Employee Benefits Committee") the authority to adopt non-material Plan amendments and Plan amendments to effectuate the merger of the Encoda Systems, Inc. Profit Sharing Plan & Trust into the Plan; and

                  WHEREAS, the Corporation, by action of the Employee Benefits Committee, desires to amend the Plan in certain non-material respects.

                  NOW, THEREFORE, BE IT RESOLVED, that pursuant to the power of amendment in Section 17.1 of the Plan and the delegation of such power pursuant to Section 13.3 of the Plan, the Plan is hereby amended, effective as of the applicable date indicated below, as follows:

                  1. Effective March 31, 2005, Paragraph (4) of the definition of "Service" in Article 2 of the Plan is hereby amended in its entirety to read as follows:

                           "(4) Solely for purposes of determining the
                  nonforfeitable portion of a Participant's Account under
                  Section 9.2(b), if an Employee (a) is terminated by an Employer or Affiliate in connection with a Reduction in Force and (b) has, as of the date of such termination, completed at least one Year of Service, the Service of the Employee shall include the first twelve months of absence from employment, effective as of the date of such termination of employment."

                  2. Effective March 28, 2005, Section 9.4 of the Plan is hereby amended by inserting the following new sentence at the end thereof:

                  "In the event of a mandatory distribution greater than $1,000 under this Section 9.4, if the Participant does not elect to have such distribution paid as a direct rollover pursuant to
                  Section 9.6 or to receive the distribution directly, then the distribution will be paid in a direct rollover to an individual retirement plan designated by the Administrative Committee."


                  3. Effective March 31, 2005, Article 13 of the Plan is hereby amended by adding the following new Section 13.10 to the end thereof, to read as follows:

         Section 13.10. Limitations on Investments and Transactions/Conversions. Notwithstanding any provision of the Plan to the contrary:

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         (a) The Employee Benefits Committee, in its sole and absolute discretion, may temporarily suspend, in whole or in part, certain Plan transactions, including, without limitation, the right to change or suspend contributions and/or the right to receive a distribution, loan or withdrawal from an Account in the event of any conversion, change in recordkeeper, change in investment funds and/or Plan merger or spinoff.

         (2) The Employee Benefits Committee, in its sole and absolute discretion, may suspend, in whole or in part, temporarily or permanently, Plan transactions dealing with investments, including without limitation, the right of a Participant to change investment elections or reallocate Account balances in the event of any conversion, change in recordkeeper, change in investment funds and/or Plan merger or spinoff.

         (3) In the event of a change in investment funds and/or a Plan merger or spinoff, the Employee Benefits Committee, in its sole and absolute discretion, may decide to map investments from a Participant's prior investment fund elections to the then available investment funds under the Plan. In the event that investments are mapped in this manner, the Participant shall be permitted to reallocate funds among the investment funds (in accordance with Article 8 and any relevant rules and procedures adopted for this purpose) after the suspension period (if any) is lifted.

         (4) Notwithstanding any provision of the Plan to the contrary, the investment funds shall be subject to, and governed by, (i) all applicable legal rules and restrictions, (ii) the rules specified by the investment fund providers in the fund prospectus(es) or other governing documents thereof and/or
(iii) any rules or procedures adopted by the Employee Benefits Committee governing the transfers of assets into or out of such funds. Such rules, procedures and restrictions may limit the ability of a Participant to make transfers into or out of a particular investment fund and/or may result in additional transaction fees or other costs relating to such transfers. In furtherance of, but without limiting the foregoing, the Plan may decline to implement any investment election or instruction where it deems appropriate."

                  4. Effective as of the close of business on March 31, 2005,
Section 15.4 of the Plan is hereby amended in its entirety to read as follows:

         "Section 15.4. Merger or Consolidation With Another Plan/Transfer Contributions.

         (a) The Employee Benefits Committee shall have the right to merger or consolidate all or a portion of the Plan with, or transfer all or part of the assets or liabilities of the Plan to, any other plan; provided, however that the terms of such merger, consolidation or transfer are such that each Participant, distributee, Beneficiary or other person entitled to receive benefits from the Plan would, if the Plan were to terminate immediately after the merger, consolidation or transfer, receive a benefit equal to or greater than the benefit such person would be entitled to receive if the Plan were to terminate immediately before the merger, consolidation or transfer.

         (b) Amounts transferred to the Plan pursuant to Subsection (1) above (the "Transfer Contributions") shall be subject to all terms and conditions of the Plan as in effect from time to time, except to the extent provided on a Schedule to the Plan which may contain additional terms and conditions governing the application of the Plan to the Transfer Contributions. The terms of any such Schedule are hereby incorporated and made part of the Plan and, in the event of any inconsistency between the terms of the Plan and the terms of the Schedule, the Schedule shall control with respect to the Transfer Contributions covered by the Schedule, provided, however, that if such inconsistency

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results from changes made in the provisions of the Plan to comply with applicable law, then such provisions of the Plan shall control."

         5. Effective as of the close of business on March 31, 2005, the Plan is hereby amended by adding the following new Schedule A to the end thereof:

                                   "SCHEDULE A
                                   -----------

                   TERMS OF MERGER OF THE ENCODA SYSTEMS, INC.
                PROFIT SHARING PLAN AND TRUST (THE "ENCODA PLAN")

         1. All capitalized terms used in this Schedule A and not otherwise defined herein shall have the meaning assigned to them by this Plan or the Encoda Plan, as applicable.

         2. To the extent determined by the Administrative Committee, a separate sub-account will be maintained under Section 8.1 of the Plan for each Participant who had an account balance under the Encoda Plan on March 31, 2005 (the "Effective Date") for the amounts transferred from the Encoda Plan to the Plan (the "Transfer Contributions"). The Transfer Contributions shall further be sub-divided and classified as follows:

                  (a) Transfer Contributions attributable to pre-tax contributions under the Encoda Plan shall be classified as pre-tax contributions under the Plan.

                  (b) Transfer Contributions attributable to after-tax contributions under the Encoda Plan shall be classified as after-tax contributions under the Plan.

                  (c) Transfer Contributions attributable to the profit sharing contributions under the Encoda Plan, if any, shall be classified as profit sharing contributions under the Plan.

                  (d) Transfer Contributions attributable to matching contributions under the Encoda Plan shall be classified as matching contributions under the Plan.

                  (e) Transfer Contributions attributable to rollover contributions under the Encoda Plan shall be classified as rollover contributions under the Plan.

         3. Notwithstanding the foregoing, each Participant shall be fully vested in his Transfer Contributions from the Encoda Plan.

         4. The Transfer Contributions from the Encoda Plan shall be subject to the withdrawal and distribution provisions of the Plan, except as noted below:

                  (a) Any loan outstanding from the Encoda Plan shall continue in effect until paid off or defaulted under the terms of the loan instruments. All outstanding loans shall be counted towards the maximum number of loans permitted under the Plan.

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                  (b)      A Participant who continues employment after
                           attaining age 70 1/2 will be entitled to elect to commence distribution of his Transfer Contributions Account no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 even if such Participant remains employed. Distributions under this paragraph will be made in accordance with Section 9.1(c) (age 59-1/2 withdrawals) or Section 9.3(d) (age 70-1/2 minimum distributions), as elected by the Participant."

         APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 31st day of March, 2005.


                                              Attest:


                                              /s/ John D. Gronda
                                              ----------------------------------
                                              Secretary